EXHIBIT 10.15

Full and Final Payment Agreement for Notes:
B-12172009b    C-12172009b
B-11192010a    C-11192010a
B-03012010a    C-03012010a
B-03012010b    C-03012010b

Cord Blood America, Inc.

This Full and Final Payment Agreement ("Agreement") dated June 15, 2012 is by and between Cord Blood America, Inc. (the "Company") and JMJ Financial (the "Holder"). The parties agree as follows:

1.             The following Notes issued by the Holder to the Company have the following pay-off amounts:

Note Number	Original Face Amount	Pay-off Amount

C-12172009b	$1,500,000	$0
C-03012010a	$750,000	$179,975.00
C-03012010b	$750,000	$734,975.00
C-11192010a	$1,000,000	$1,005,000.00
	$4,000,000	$1,919,950.00

2.             On the Effective Date, Holder shall surrender the remainder of $1,919,950 worth of Notes B-12172009b, B-03012010a, B-03012010b, and B-11192010a issued by the Company to the Holder (the "B Notes") as full payment of the pay-off amounts of Notes C-12172009b, C-03012010a, C-03012010b, and C- 11192010a (the "C Notes"), as permitted under Section 1.1 of each of the C Notes. Following such surrender and payment, Holder will not owe any money to the Company and the Holder shall be released of all liabilities associated with the C Notes.

3. After application and pay-off of the C Notes as provided in Section 2, the outstanding balances the Company will owe to the Holder under the B Notes will be as follows:

Note Number	Original Face Amount	Currently Due with OID, Interest & Principal

B-12172009b	$1,550,000	$122,680.50
B-03012010a	$800,000	$700,025.00
B-03012010b	$800,000	$145,025.00
B-11192010a	$1,050,000	$150,000.00
	$4,200,000	$1,117,730.50

4.             Within two business days after the date of this Agreement, the Company shall deliver to the Holder, via wire transfer, immediately available funds in the amount of $1,117,730.50 as full payment of the B Notes.

5.             This Agreement will become effective at the time that the Holder receives the wire payment from the Company (the Effective Date).

6.             Upon consummation of the transactions set forth above, all B Notes and C Notes described herein, including any amendments, modifications, settlement agreements and other documents related thereto, shall have been paid in full and completely extinguished.

7.            The parties agree there are no other notes between them that are still in effect, and in the event the parties are mistaken and there are additional outstanding notes between them, all such notes, including any and all amendments, modifications, settlement agreements and other documents related thereto, are hereby cancelled and extinguished and of no further force and effect.

8.            Release.  Except for the obligations arising out of this Agreement, JMJ Financial and Cord Blood America, Inc. do hereby generally and specifically release, discharge, and acquit one another and their past and present parents, affiliates, subsidiaries, officers, directors, partners, principals, employees, attorneys, insurers, agents, successors, heirs and assigns, from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys’ fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, in any way arising out of or relating to any of the documents and transactions referenced in this Agreement, or in any other way arising out of business transactions between them, whether known or unknown, occurring prior to, as of, and after the date of the execution of this Agreement.  The parties also intend the releases contained in this Agreement to cover, encompass, release, and extinguish all claims and matters which the parties do not know or suspect to exist in their favor at the time of executing the Agreement, which if known by them would have materially affected their settlement.  The parties expressly waive their rights under California Civil Code Section 1542, which provides that: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  The parties waive their rights under similar statutes in any other state in which a party may bring a claim against the other party.

Agreed:

Cord Blood America, Inc.

By:	By:
Joseph R. Vicente		JMJ Financial / Its Principal
Chairman and President